                                                                     EXHIBIT 4.5

                         CONTINENTAL CABLEVISION, INC.


                      10.12% SENIOR NOTE DUE JULY 1, 1999


No. 3                                             October 17, 1994
$150,000,000


    FOR VALUE RECEIVED, the undersigned, CONTINENTAL CABLEVISION, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS on July 1, 1999, with interest (computed on the basis of a 360-day year--30-day month) on the unpaid balance thereof at a rate equal to 10.12% per annum. Interest shall be payable semiannually from the date hereof, on the first day of January and July in each year, commencing January 1, 1995, until the principal hereof shall have become due and payable. Interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of premium and, to the extent permitted by applicable law, any overdue payment of interest, shall be payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 12.12% or (ii) the sum of 2% plus the rate of interest publicly announced by Morgan Guaranty Trust Company of New York from time to time in New York City as its Prime Rate.

    Payments of principal, premium, if any, and interest are to be made at the main office of Morgan Guaranty Trust Company of New York in New York City or at such other place as the holder hereof shall designate to the Company in writing, in lawful money of the United States of America.

    This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to an Amended and Restated Note Agreement, dated as of October 17, 1994 (herein called the "Agreement"), between the Company and the purchasers of the Notes and is entitled to the benefits thereof. This Note has been issued in exchange for the Company's senior promissory note in the original principal amount of $200,000,000 dated February 15, 1991 and numbered as "No. 2" (the "1991 Note") (which 1991 Note was issued in exchange for the Company's senior promissory note dated September 20, 1989 and numbered as "No. 1") and this Note shall carry the rights to unpaid interest and interest to accrue which were carried by the 1991 Note, so that neither gain nor loss of interest shall result from such exchange. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Agreement.

    This Note is a registered Note and, as provided in the Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

    The Company agrees to make prepayments of principal on the dates and in the amounts specified in the Agreement.

    In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement.

    This Note is intended to be performed in the Commonwealth of Massachusetts and shall be construed and enforced in accordance with the law of such state.

                                       CONTINENTAL CABLEVISION, INC.



                                       By:  /s/ P. Eric Krauss
                                          --------------------------------
                                          Name: P. Eric Krauss
                                          Title:  Treasurer


    FOR VALUE RECEIVED, the undersigned, jointly and severally, hereby unconditionally guarantee the payment of principal of and premium, if any, and interest on, the above Note when due under the terms thereof or of the Amended and Restated Note Agreement dated as of October 17, 1994, referred to therein, and hereby waive (i) notice of acceptance hereof and of any defaults of the Company in the making of any such payment and (ii) any presentment, demand, protest or notice of any kind. Each of the undersigned hereby agrees that said Agreement and said Note may be modified, amended and supplemented in any manner, including the renewal or extension of any kind of said Note, without its consent, and that no such modification, amendment, supplement, renewal or extension and no invalidity of the Agreement or of said Note shall release, affect or impair the liability of the undersigned hereunder.

         AMERICAN CABLESYSTEMS CORPORATION
         AMERICAN CABLESYSTEMS NORTHEAST, INC.
         AMERICAN CABLESYSTEMS OF CALIFORNIA, INC.
         AMERICAN CABLESYSTEMS OF FLORIDA, INC.
         AMERICAN CABLESYSTEMS OF NEW YORK, INC.
         CONTINENTAL CABLEVISION FLORIDA LIMITED, INC.
         CONTINENTAL CABLEVISION NORTHEAST LIMITED, INC.
         CONTINENTAL CABLEVISION NORTHERN COOK COUNTY LIMITED, INC. CONTINENTAL CABLEVISION OF CALIFORNIA, INC.

         CONTINENTAL CABLEVISION OF COOK COUNTY, INC.
         CONTINENTAL CABLEVISION OF ILLINOIS, INC.
         CONTINENTAL CABLEVISION OF JACKSONVILLE, INC. CONTINENTAL CABLEVISION OF MANCHESTER, INC.
         CONTINENTAL CABLEVISION OF MASSACHUSETTS, INC. CONTINENTAL CABLEVISION OF MICHIGAN, INC.
         CONTINENTAL CABLEVISION OF NEW ENGLAND, INC.
         CONTINENTAL CABLEVISION OF NORTHERN COOK COUNTY, INC. CONTINENTAL CABLEVISION OF OHIO, INC.
         CONTINENTAL CABLEVISION OF ST. LOUIS COUNTY, INC. CONTINENTAL CABLEVISION OF ST. PAUL, INC.
         CONTINENTAL CABLEVISION OF SIERRA VALLEYS, INC. CONTINENTAL CABLEVISION OF SOUTHERN MASSACHUSETTS, INC. CONTINENTAL CABLEVISION OF VIRGINIA, INC.
         CONTINENTAL CABLEVISION OF WESTERN NEW ENGLAND, INC. CONTINENTAL CABLEVISION OF WILL COUNTY, INC. CONTINENTAL CABLEVISION SERVICES, INC.
         CONTINENTAL CABLEVISION WILL COUNTY LIMITED, INC.
         FRESNO CABLE TV LIMITED
         NOR CAL CABLEVISION, INC.
         POMPANO TELECABLE CORPORATION
         SAN JOAQUIN TV SERVICES, INC.
         TELCAB COMMUNICATIONS, INC.



         By:  /s/ P. Eric Krauss
            ---------------------------------
            As Treasurer of each of the
            Guarantors listed above


         AMERICAN CABLESYSTEMS OF FLORIDA, A LIMITED PARTNERSHIP by its sole General Partner,
            American Cablesystems of Florida, Inc.



         By:/s/ P. Eric Krauss
            ---------------------------------
            Treasurer

         AMERICAN CABLESYSTEMS NORTHEAST, A LIMITED PARTNERSHIP by its sole General Partner,
            American Cablesystems Northeast, Inc.



         By:/s/ P. Eric Krauss
            ---------------------------------
            Treasurer


         CONTINENTAL CABLEVISION OF WILL COUNTY, A LIMITED
         PARTNERSHIP, by its sole General Partner, Continental Cablevision of Will County, Inc.



         By:/s/ P. Eric Krauss
            ---------------------------------
            Treasurer


         CONTINENTAL CABLEVISION OF NORTHERN COOK COUNTY,
            A LIMITED PARTNERSHIP, by its sole General Partner,
            Continental Cablevision of Northern Cook County, Inc.



         By:/s/ P. Eric Krauss
            ---------------------------------
            Treasurer

================================================================================



                         CONTINENTAL CABLEVISION, INC.


                                  $150,000,000


                      10.12% SENIOR NOTES DUE JULY 1, 1999



                          ---------------------------


                      AMENDED AND RESTATED NOTE AGREEMENT


                          ---------------------------



                          Dated as of October 17, 1994




================================================================================

                               TABLE OF CONTENTS

                            (Not Part of Agreement)


                                                                  Page
                                                                  ----

 1.      AUTHORIZATION OF ISSUE OF NOTES IN SUBSTITUTION FOR
         1989 NOTES.                                                1

 2.      EXCHANGE OF NOTES......................................    2

 3.      CONDITIONS OF CLOSING..................................    2

 4.      PREPAYMENTS............................................    4

 5.      AFFIRMATIVE AND INCORPORATED COVENANTS.................    7

 6.      NEGATIVE COVENANTS.....................................   10

 7.      EVENTS OF DEFAULT......................................   19

 8.      REPRESENTATIONS, COVENANTS AND WARRANTIES..............   21

 9.      REPRESENTATIONS OF THE PURCHASER.......................   25

10.      DEFINITIONS............................................   26

11.      MISCELLANEOUS..........................................   35

PURCHASER SCHEDULE

EXHIBIT A  --  FORM OF NOTE

EXHIBIT B  --  FORM OF OPINION OF COMPANY'S COUNSEL

EXHIBIT C  --  FORM OF GUARANTY

EXHIBIT D  --  DESCRIPTION OF INDEBTEDNESS

EXHIBIT E  --  DESCRIPTION OF SUBSIDIARIES AND LIST OF RESTRICTED SUBSIDIARIES


                                      (i)

                         CONTINENTAL CABLEVISION, INC.
                                The Pilot House
                                  Lewis Wharf
                               Boston, MA  02110



                                                      Amended and Restated
                                                      As of October 17, 1994


To the Purchaser Identified on the
 Purchaser Schedule Attached Hereto

Gentlemen:

    The undersigned, CONTINENTAL CABLEVISION, INC. (herein called the
"Company") and you have heretofore entered into a Note Purchase Agreement dated as of September 20, 1989, as amended (the "1989 Note Purchase Agreement"), pursuant to which, among other things, (a) the Company authorized the issue of its senior promissory notes in the aggregate initial principal amount of $200,000,000, dated the date of issue thereof, maturing July 1, 1999, bearing interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable and on overdue principal, premium and interest at the rates specified therein (together with each promissory note delivered in substitution or exchange therefor, herein called the "1989 Notes"), and (b) the Company sold to you and, subject to the terms and conditions therein set forth, you purchased from the Company the aggregate principal amount of the 1989 Notes set forth opposite your name in the Purchaser Schedule attached to the 1989 Note Purchase Agreement at 100% of such aggregate principal amount.
The principal amount of the 1989 Notes outstanding as of the date hereof is $150,000,000. The Company desires to amend and restate the 1989 Note Purchase Agreement, among other things, (i) to release security pledged as collateral for the 1989 Notes, (ii) to amend certain covenants, (iii) to reflect certain provisions of the Company's Amended and Restated Credit Agreement dated as of October 1, 1994, and (iv) to issue new promissory notes in substitution for the 1989 Notes. The Company and the Purchasers therefore hereby amend and restate the 1989 Note Purchase Agreement in its entirety as follows:

    1.   AUTHORIZATION OF ISSUE OF NOTES IN SUBSTITUTION FOR 1989 NOTES.
         --------------------------------------------------------------
In substitution for the 1989 Notes, the Company will authorize the issue of its senior promissory notes (herein called the "Notes") in the aggregate principal amount of $150,000,000, to be dated the date of issue thereof, to mature July 1, 1999, to bear interest on the unpaid principal balance thereof from the date thereof until the principal thereof shall have become due and payable and on overdue principal, premium and interest at the rates specified therein, and to be substantially in the form of Exhibit A attached hereto. The term "Notes" as
                                ------- -
used herein shall include each Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.

    2.     EXCHANGE OF NOTES.  In exchange for the 1989 Notes, the Company
           -----------------
will deliver to you, at the offices of Goodwin, Procter & Hoar at Exchange Place, Boston, Massachusetts, one or more Notes registered in your name, evidencing the aggregate principal amount of Notes to be purchased by you and in the denomination or denominations specified with respect to you in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by surrender of an equal or greater stated aggregate principal amount of 1989 Notes on the date of closing, which shall be October 17, 1994 or any other date upon which the Company and you may mutually agree (herein called the "closing" or the "date of closing").

    3.     CONDITIONS OF CLOSING.  Your obligation to execute and deliver
           ---------------------
this Amended and Restated Note Agreement and to tender the 1989 Notes in exchange for the Notes is subject to the satisfaction, on or before the date of closing, of the following conditions:

         3A.  Opinion of Purchasers' Special Counsel.  You shall have
              --------------------------------------
received from Goodwin, Procter & Hoar, who are acting as special counsel for you in connection with this transaction, a favorable opinion satisfactory to you as to: (i) the due organization, existence and good standing of the Company and certain Guarantors and the existence and good standing of all other Guarantors;
(ii) the due authorization by all requisite corporate action, execution and delivery and the validity, legally binding character and enforceability of this Agreement and the Notes; (iii) the absence of any requirement to register the Notes under the Securities Act; and (iv) such other matters incident to the matters herein contemplated as you may reasonably request, including the form of all papers and the validity of all proceedings. In rendering such opinion, such counsel may rely, as to the matters specified in clause (i) above, upon the opinion referred to in paragraph 3B. Such opinion shall also state that, based upon such investigation and inquiry as is deemed relevant and appropriate by such counsel, the opinion referred to in paragraph 3B is satisfactory in form and scope to such counsel and, while such investigation and inquiry into the matters covered by such opinion (other than the matters specified in clauses
(ii) and (iii) above) were not sufficient to enable such counsel independently to render such opinion, nothing has come to the attention of such counsel which has caused it to question the legal conclusions expressed in the opinion referred to in paragraph 3B and such counsel believe that you are justified in relying on such opinion.

         3B.  Opinion of Company's Counsel.  You shall have received from
              ----------------------------
Sullivan & Worcester, counsel for the Company and the Guarantors, a favorable opinion satisfactory to you and substantially in the form of Exhibit B attached
                                                             ------- -
hereto.

         3C.  Representations and Warranties; No Default.  The
              ------------------------------------------
representations and warranties contained in paragraph 8 shall be true on and as of the date of closing, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the date of closing no Event of Default or Default; and the Company shall have delivered to you an Officer's Certificate, dated the date of closing, to both such effects.

         3D. Guaranties. You shall have received the Guaranty of the
             ----------
Guarantors in the form of Exhibit C hereto.
                          ------- -

         3E.  Release of Pledged Collateral.  You (and all other parties
              -----------------------------
to the Pledge Agreement) shall have released the Company and its Subsidiaries from their obligations under the Pledge Agreement dated as of July 3, 1989, as amended (the "Pledge Agreement") between the Company, certain of its Subsidiaries, The First National Bank of Boston, as Collateral Agent, you and others, and in connection therewith, the Pledge Agreement shall have been terminated and all pledged collateral thereunder shall have been released. In this regard, you hereby consent to the release of all collateral held pursuant to, and to the termination of, the Pledge Agreement.

         3F.  Purchase Permitted By Applicable Laws.  The execution and
              -------------------------------------
delivery of this Amended and Restated Note Purchase Agreement and the surrender of the 1989 Notes in exchange for the Notes on the date of closing on the terms and conditions herein provided shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject you to any tax (other than any tax based on your net income), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and you shall have received such certificates or other evidence as you may request to establish compliance with this condition.

         3G.  Proceedings.  All corporate and other proceedings taken or
              -----------
to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to you, and you shall have received all such counterpart originals or certified or other copies of such documents as you may reasonably request.

         3H.  Compliance With Outstanding Indebtedness.  The holders of
              ----------------------------------------
any Indebtedness of the Company or any of the Guarantors containing restrictions on the right of the Company or any of the Guarantors to enter into this Agreement or the Guaranty shall have, in each such case, either consented in writing to, or agreed in writing to amend the related agreements so as to permit, the transactions contemplated by this Agreement and the Guaranty; and the Company and the Guarantors shall have delivered to you an Officer's Certificate to such effect together with such additional evidence as you may reasonably require showing that such transactions will not contravene any other agreements under which Indebtedness of the Company or of any Guarantor is outstanding.

         3I.  Restated Credit Agreement.  The Company shall have entered
              -------------------------
into and delivered to you a copy of the Restated Credit Agreement the terms of which shall be substantially the same as set forth in the term sheet previously furnished to you and shall be otherwise reasonably satisfactory to you and the Restated Credit Agreement shall be in full force and effect.

         3J.  Exchange of 1989 Notes.  You shall have received the Notes
              ----------------------
issued by the Company in exchange for the 1989 Notes.

         3K.  Payment of Fees.  You shall have received payment for
              ---------------
certain closing fees as previously agreed among you and the Company, and your counsel, Goodwin, Procter & Hoar, shall have received payment for its reasonable fees and disbursements for services rendered to you in connection herewith.

         3L.  Guarantors' Contribution Agreement.  The Company shall have
              ----------------------------------
delivered to you a copy of the guarantors' contribution agreement (the "Guarantors' Contribution Agreement") among the Guarantors pursuant to which the Guarantors shall have agreed to make contributions among themselves as a result of payments by the Guarantors under their respective guaranties of the Company's obligations hereunder and under the Notes, and such Guarantors' Contribution Agreement shall be in full force and effect.

    4.   PREPAYMENTS.  The Notes shall be subject to prepayment with
         -----------
respect to the required prepayments specified in paragraph 4A and also under the circumstances set forth in paragraphs 4B, 4C and 4D.

         4A.  Required Prepayments.  Until the Notes shall be paid in
              --------------------
full, the Company shall apply to the prepayment of the Notes, without premium, the sums specified below on January 1 and July 1 in each of the years 1995 to 1999, inclusive, and such principal amounts of the Notes, together with interest thereon to the prepayment dates, shall become due on such prepayment dates:

              Prepayment Date           Prepayment Amount
              ---------------           -----------------

              January 1, 1995              $11,750,000
              July 1, 1995                 $12,500,000
              January 1, 1996              $13,250,000
              July 1, 1996                 $14,000,000
              January 1, 1997              $14,750,000
              July 1, 1997                 $15,500,000
              January 1, 1998              $16,250,000
              July 1, 1998                 $17,000,000
              January 1, 1999              $17,500,000
              July 1, 1999                 $17,500,000

Any prepayment made by the Company pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any prepayment required by this paragraph 4A. Any remaining principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

         4B.  Mandatory Prepayments Without Yield-Maintenance Premium.
              -------------------------------------------------------

              4B(1). In the event that (i) any order, judgment or decree
     (the "Order") is entered in any proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires the divestiture of Substantial Assets or the divestiture of stock of a Restricted Subsidiary whose assets represent Substantial Assets, (ii) such Order remains unstayed and in effect for more than 60 days, and (iii) either (a) within 30 days of the Order, the Company has not requested the Non-Excluded Holders to waive the mandatory prepayment requirement of this paragraph 4B(1), which request shall be accompanied by the Company's proposed business plan to deal with such split-up or divestiture including pro forma forecasts and other
                                            --- -----
     information requested by any Significant Holder (the "Waiver Request"), or
     (b) the Company has delivered a Waiver Request to the Non-Excluded Holders within 30 days of the Order and the Non-Excluded Holders have not waived the mandatory prepayment requirement of this paragraph 4B(1), exercising their judgment in good faith, within 30 days of the date of the Waiver Request, then the Company shall prepay the Notes in whole at 100% of the principal amount so prepaid plus interest thereon to the prepayment date. If the Company has delivered the Waiver Request within 30 days of the Order, then the prepayment date shall be the date 120 days after the date of the Waiver Request. If the Company has not delivered the Waiver Request within 30 days of the Order, then the prepayment date shall be the date 60 days after the date of the Order.

              4B(2). In the event that (i) the Company is unable to give the holders of the Notes (x) the certificate described in clause (1) of paragraph 6K(1) in connection with a redemption of Subordinated Securities described in paragraph 6K(1), or (y) the certificate described in clause
     (a) of paragraph 6K(2) in connection with a cash redemption of 1992 Preferred Stock described in paragraph 6K(2), (ii) the Lenders shall have consented to such redemption of Subordinated Securities or 1992 Preferred Stock, as the case may be, (iii) the Non-Excluded Holders shall not have consented to such redemption of Subordinated Securities or 1992 Preferred Stock, as the case may be, and (iv) the Company nonetheless desires to consummate such redemption of Subordinated Securities or 1992 Preferred Stock, as the case may be, then the Company shall prepay the Notes in whole at 100% of the principal amount so prepaid plus interest thereon to the prepayment date, unless, not less than two Business Days prior to the prepayment date the Non-Excluded Holders shall have delivered to the Company a waiver of the requirement of such prepayment hereunder. The prepayment date shall be the date one Business Day before the applicable Put Option Redemption Date, Control Redemption Date, Preferred Event Redemption Date or the date of a cash redemption of 1992 Preferred Stock in connection with a 1992 Preferred Stock Redemption Event (in each case as defined in paragraph 6K(1)), as the case may be.

         4C.  Optional Prepayment Without Yield-Maintenance Premium. In the
              -----------------------------------------------------
event that (i) the Company shall have requested that section 7.13.2 of the Restated Credit

Agreement (and/or any related definitions, if appropriate) be amended; (ii) the Company shall have, by notice (the "Amendment Request") given to each holder of the Notes, requested that paragraph 6B of this Agreement (and/or any related definitions, if appropriate) be amended in a manner that is substantially similar to the requested amendment to the Restated Credit Agreement; (iii) within 90 days of receipt of the Amendment Request, the Restated Credit Agreement shall have been amended as requested by the Company; and (iv) within 90 days of receipt of the Amendment Request the Non-Excluded Holders shall not have consented to the amendment of paragraph 6B requested by the Company, then, so long as no Event of Default exists as a result of the Company's breach of its covenant set forth in paragraph 6A, the Company may prepay the Notes in whole, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date; provided that the prepayment date shall not be later than 60 days after the date that the Non-Excluded Holders shall have notified the Company that they do not consent to the amendment to paragraph 6B and that the Company shall give the holder of each Note irrevocable notice of such prepayment not later than 35 days after the date that the Non-Excluded Holders shall have notified the Company that they do not consent to the amendment to paragraph 6B.

    Notwithstanding anything to the contrary in paragraph 7A, if the Company gives an Amendment Request not later than 15 days after the Company first knows or reasonably should have known that it is not in compliance with the agreement set forth in paragraph 6B, the Required Holders shall not, as a result of any such failure to comply with such provision, declare the Notes to be due and payable at any time prior to the 60th day after the date of the Amendment Request.


         4D.  Optional Prepayment With Yield-Maintenance Premium.  The Notes
              --------------------------------------------------
shall be subject to prepayment, in whole at any time or from time to time in part (in multiples of $100,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Premium, if any, with respect to the principal amount of each Note prepaid.

         4E.  Notice of Optional Prepayment.  The Company shall give the holder
              -----------------------------
of each Note irrevocable written notice of any prepayment pursuant to paragraph 4D not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes, and of the Notes held by such holder, to be prepaid on such date and stating that such prepayment is to be made pursuant to paragraph 4D. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the premium, if any, herein provided, shall become due and payable on such prepayment date.

         4F.  Partial Payments Pro Rata.  Upon any partial prepayment of the
              -------------------------
Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4F only, all Notes acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment in accordance with the terms of this Agreement) in proportion to the respective outstanding principal amounts thereof.

         4G.  Retirement of Notes.  The Company shall not, and shall not permit
              -------------------
any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4B, 4C or 4D or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Notwithstanding the preceding sentence, the Company shall be entitled to purchase any Notes that it may elect to purchase in accordance with the procedures described in the definition of "Excluded Notes" in paragraph 10B. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4F.

    5.   AFFIRMATIVE COVENANTS.
         ---------------------

         5A.  Financial Statements.  The Company covenants that it will deliver
              --------------------
to each Significant Holder:

         (i) Within 60 days after the end of each of the first three quarters of each fiscal year, a copy of the balance sheet of the Company and its Subsidiaries as of the end of such quarter and the statements of income and cash flows of the Company and its Subsidiaries for the portion of the fiscal year then ended, all in reasonable detail, which statements shall be consolidated and by group (including the Company and its Restricted Subsidiaries as such a group), may have been prepared without audit and shall be certified by a Financial Officer of the Company as presenting fairly the financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles consistently followed, subject to normal year-end audit adjustments, it being understood, however, that such financial statements may not contain all of the explanatory footnotes which accompany the audited year-end financial statements;

         (ii) Within 90 days after the end of each fiscal year, a copy of the balance sheet and supplemental schedules of the Company and its Subsidiaries as at the end of such year and the statements of income and cash flows and supplemental schedules of the Company and its Subsidiaries for such year, all in reasonable detail, which statements shall be consolidated and by group (including the Company and its Restricted Subsidiaries as such a group), shall include explanatory notes thereto and shall be accompanied by a certificate or report of Deloitte & Touche (or other independent public accountants of recognized standing selected by the Company and satisfactory to the Required Holders) to the effect that such statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries in accordance with generally accepted accounting principles, applied on a basis consistent with that of prior years;

         (iii) Copies of any request for waiver of the funding standards or extension of the amortization periods required by sections 303 and 304 of ERISA (or any successor statute), and the rules and regulations thereunder or section 412 of the Internal Revenue Code of 1986, as amended (or any successor statute), and the rules and regulations thereunder (collectively and as from time to time in effect, the "Code") promptly after any such request is submitted by any of them to the Department of Labor or the Internal Revenue Service, as the case may be; promptly after a reportable event as defined by section 4043 of ERISA occurs as to which the Pension Benefit Guaranty Corporation (or any successor entity) (the "PBGC") has not waived the 30-day reporting requirements under its rules and regulations thereunder, or the Company or any of its Restricted Subsidiaries receives notice that the PBGC or any Person which is a member of the controlled group or under common control with the Company (within the meaning of sections 414(b) or 414(c) of the Code or section 4001(b)(1) of ERISA) (a "Control Group Person") has instituted or intends to institute proceedings to terminate any pension plan subject to Title IV of ERISA established or maintained, or to which contributions are made, by the Company or any of its Restricted Subsidiaries or any Control Group Person (a "Plan"), or prior to the Plan administrator's terminating a Plan pursuant to section 4041 of ERISA, a copy of any notice of such reportable event which is required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its institution of such proceedings or its intent to institute such proceedings, or any notice to the PBGC that a Plan is to be terminated, as the case may be; and as soon as available and in any event within nine months after the end of each fiscal year, a calculation of the current value of the benefits guaranteed under Title IV of ERISA of each Plan and of the current value of each such Plan's assets allocable to such benefits as at the end of such fiscal year (or as at the end of the most recently completed Plan year if it is not concurrent with such fiscal year);

         (iv) Promptly upon their becoming available, copies of all financial statements sent by the Company or any of its Subsidiaries to shareholders (other than the Company or any of its Subsidiaries) or to the Lenders and all reports, notices and proxy statements sent by the Company to its shareholders or to the Lenders, provided that no such information need be delivered pursuant to this clause (iv) to the extent that it has been delivered pursuant to clauses (i), (ii) or (iii) above; and all regular and periodic reports (without exhibits) and effective registration statements (without exhibits) filed by the Company with any securities exchange or with the Securities and Exchange Commission or its successor, and all press releases and other statements made available generally by the Company to the public concerning material developments in the business of the Company and its Subsidiaries;

         (v) Immediately upon becoming aware that the holder of any evidence of Indebtedness or other security of the Company or any of its Restricted Subsidiaries has given notice or taken any other action with respect to a claimed default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default and what action the Company has taken, is taking or proposes to take with respect thereto;

         (vi) Promptly upon any of the Company's Financial Officers obtaining knowledge thereof, notice of (A) the receipt by the Company or any of its Restricted Subsidiaries of notice from any federal, state or local governmental authority of the institution of proceedings to revoke, terminate or suspend any cable television franchise now or hereafter held by the Company or any of its Restricted Subsidiaries, and (B) any abandonment or expiration of a cable television franchise now or hereafter held by the Company or any of its Restricted Subsidiaries;

         (vii) Promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary; provided, however, that with respect to Unrestricted Subsidiaries, no such report need be delivered unless such report (1) identifies a material adverse change in an Unrestricted Subsidiary's financial condition, business or assets or (2) identifies significant inadequacies in or recommends significant changes with respect to an Unrestricted Subsidiary's financial controls;

         (viii) Within 60 days after the end of the first three fiscal quarters of each fiscal year and within 90 days after the end of each fiscal year, a schedule of intercompany Indebtedness among the Company and its Restricted Subsidiaries;

         (ix) Within 60 days after the end of the first three fiscal quarters of each fiscal year and within 90 days after the end of each fiscal year, a statement of the Company as to the amount of any cash payment made by the Company or any Restricted Subsidiary during the immediately preceding fiscal quarter in respect of any amount for which the Company has established regulatory reserves; and

         (x) With reasonable promptness, such other financial data as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Significant Holder an Officer's Certificate (1) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with the provisions of paragraphs 6A, 6B, 6C(3), 6C(4), 6F(2), 6F(6), 6F(7) and 6G(1) and (2) stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon a Financial Officer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

         5B.  Inspection of Property.  The Company covenants that it will
              ----------------------
permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with a Financial Officer of the Company and its independent public accountants, all at such reasonable times and as often as such Significant Holder may reasonably request.

         5C.  Covenant to Secure Note Equally.  The Company covenants that, if
              -------------------------------
it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured.

         5D.  [Intentionally Omitted]

         5E.  [Intentionally Omitted]

         5F.  Further Guarantees.  The Company shall from time to time cause
              ------------------
any of the Company's present or future wholly-owned Restricted Subsidiaries (within thirty (30) days after any such future wholly-owned Restricted Subsidiary becomes a wholly-owned Restricted Subsidiary) that are not Guarantors to guarantee the payment and performance of the obligations of the Company under this Agreement (the "Obligations") on the terms set forth in Exhibit C hereto.
                                                             ------- -

     6.  NEGATIVE COVENANTS.
         ------------------

         6A.  Ratio of Consolidated Total Debt to Consolidated Operating
              ----------------------------------------------------------
Income. The Company covenants that on the last day of each fiscal quarter of the Company, commencing with the fiscal quarter ending September 30, 1994, Consolidated Total Debt outstanding at such date less contingent obligations in respect of letters of credit shall not exceed 775% of four (4) times Consolidated Operating Income for such fiscal quarter.

         6B.  Ratio of Consolidated Operating Cash Flow to Pro Forma Interest
              ---------------------------------------------------------------
Payments.  The Company covenants that on the last day of each fiscal quarter of
- --------
the Company, commencing with the fiscal quarter ending September 30, 1994, four times Consolidated Operating Cash Flow for such fiscal quarter shall exceed 115% of Pro Forma Interest Payments for the four consecutive fiscal quarters of the Company commencing immediately after such date.

         6C.  Sales of Assets; etc.  Neither the Company nor any of its
              --------------------
Restricted Subsidiaries will sell any of its assets (including Investments in Subsidiaries), and no Restricted Subsidiary will issue any shares of its capital stock, or rights or options to acquire such stock, to any Person other than the Company or any other Restricted Subsidiary, except the following:

              6C(1). Normal retirements and replacements of property and equipment in the ordinary course of business.

              6C(2). Sales of Investments in Unrestricted Subsidiaries (including, without limitation, the Investment Subsidiaries).

              6C(3). Sales of properties or assets (including Investments in Restricted Subsidiaries) by the Company or any of its Restricted Subsidiaries for a cash consideration representing the fair value thereof at the time of such sale (as determined in good faith by the board of directors of the Company or the executive committee thereof in the case of any transaction involving consideration exceeding $50,000,000); provided,
                                                                     --------
     however, that immediately after giving effect to any such sale
     -------

                   (i)  no Default shall exist;

                   (ii) the sum of the respective contributions to Consolidated Operating Income, calculated in accordance with clause (iv) below, for all assets sold pursuant to this paragraph 6C(3) by the Company and its Restricted Subsidiaries during the immediately preceding twelve-month period up to and including the date of such sale (other than sales that were or would otherwise have been permitted by the other provisions of this paragraph 6C), together with all Restricted Subsidiaries released during such period in accordance with paragraph 6D and Operating Asset exchange shortfalls during such period deemed asset sales pursuant to paragraph 6C(4), shall not exceed 15% of Consolidated Operating Income;

                   (iii) the sum of the respective contributions to Consolidated Operating Income, calculated in accordance with clause (v) below and netted against certain amounts in the event of a Qualifying Reinvestment as provided in such clause (v), for all assets sold pursuant to this paragraph 6C(3) by the Company and its Restricted Subsidiaries during the period commencing on the later of June 30, 1994 and the date which is five years prior to the date of such sale and ending on the date of such sale (other than sales that were or would otherwise have been permitted by the other provisions of this paragraph 6C), together with all Restricted Subsidiaries released during such period in accordance with paragraph 6D and Operating Asset exchange shortfalls during such period deemed asset sales pursuant to paragraph 6C(4), shall not exceed 30% of Consolidated Operating Income;

                   (iv) For purposes of calculating the foregoing clause (ii) and clause (b) of paragraph 6C(4), the percentage accounted for by each asset so sold or Restricted Subsidiary so released is that percentage of Consolidated Operating Income in the most recently completed period of four fiscal quarters for which financial statements have been (or are required to have been) furnished in accordance with paragraph 5A(i) or 5A(ii) preceding such sale or release which was contributed by such asset or released Restricted Subsidiary; and

                   (v) For purposes of calculating the foregoing clause (iii):

                        (a) for each group of Operating Assets acquired in a
                   Qualifying Reinvestment, the percentage of Consolidated Operating Income contributed by such Operating Assets shall be determined by measuring (1) the Consolidated Operating Income of such Operating Assets (on a pro forma basis to reflect such acquisition) during the most recently completed period of four fiscal quarters for which financial statements have been (or are required to have been) furnished in accordance with paragraph 5A(i) or 5A(ii) prior to the acquisition of such Operating Assets (2) against the Consolidated Operating Income of the Company and its Restricted Subsidiaries during such period; and

                        (b) the aggregate percentage of Consolidated Operating
                   Income for all assets so sold or Restricted Subsidiaries so released equals (x) the sum of the historical percentages calculated in accordance with the foregoing clause (iv) in respect of assets sold or Restricted Subsidiaries released during the applicable five-year (or shorter) period, minus
                                                                        -----
                   (y) the sum of the historical percentages calculated in accordance with the foregoing clause (a) in respect of Operating Assets acquired in a Qualifying Reinvestment during such five-year (or shorter) period.

              6C(4). Exchanges of Operating Assets of the Company or any of its Restricted Subsidiaries for Operating Assets of another Person; provided,
                                                                     --------
     however, that immediately after giving effect to any such exchange,
     -------

                   (a)  no Default shall exist; and

                   (b) the sum of the respective contributions to Consolidated
              Operating Income, calculated in accordance with clause (iv) of paragraph 6C(3), for all Operating Assets so exchanged by the Company and its Restricted Subsidiaries during the immediately preceding twelve-month period up to and including the date of such exchange (other than transactions that were or would otherwise have been permitted by the other provisions of this paragraph 6C), shall not exceed 15% of Consolidated Operating Income.

     In the event that any Operating Assets acquired by the Company and its Restricted Subsidiaries in any such exchange contribute less Consolidated Operating Income (on a pro forma basis) than the Operating Assets transferred by the Company and its Restricted Subsidiaries in such exchange (in each case calculated in accordance with clause (iv) of paragraph 6C(3)), the amount of such shortfall in Consolidated Operating Income shall be considered an asset sale under paragraph 6C(3). In connection with an exchange of Operating Assets permitted by this paragraph 6C(4), the Company and its Restricted Subsidiaries, on the one hand, and the other Person party to such exchange, on the other hand, may receive or give cash and other consideration to the extent necessary to reflect differences in the values of the Operating Assets being exchanged.

              6C(5). So long as immediately after giving effect thereto there shall exist no Default, transfers of assets by a Restricted Subsidiary to any other Restricted Subsidiary.

         6D.  Release of Restricted Subsidiaries.  The Company may by ten
              ----------------------------------
Business Days prior written notice to each Significant Holder designate any Restricted Subsidiary to be released as a Guarantor (if applicable) and as a Restricted Subsidiary; provided, however, that (i) such Restricted Subsidiary
                       --------  -------
shall have been released as a "Guarantor" (if applicable) and as a "Restricted Subsidiary" (as such terms are defined in the Restated Credit Agreement), in accordance with the provisions of the Restated Credit Agreement, (ii) following the designation of a Restricted Subsidiary to be an Unrestricted Subsidiary, not later than the next date on which the Company is obligated to deliver financial statements pursuant to paragraph 5A(i) or (ii), the Company shall deliver to each holder of the Notes an Officer's Certificate stating that on a pro forma basis, after giving effect to the release of such Restricted Subsidiary, the Company will be in compliance with the provisions of paragraphs 6A and 6B for the next four fiscal quarters of the Company and (iii) immediately after giving effect to any such release, no Default shall exist. If the stock, partnership interest or other beneficial interest of a Guarantor is sold or exchanged in accordance with paragraph 6C so that it is no longer a Subsidiary of the Company, or if a Guarantor is released as a Restricted Subsidiary in accordance with this paragraph 6D, such Guarantor shall be automatically released from any further obligations under the Guaranty without the necessity of any further action on the part of the Company, such Guarantor or the holders of the Notes.

         6E.  Mergers.  Neither the Company nor any of its Restricted
              -------
Subsidiaries will enter into any merger or consolidation, except the following:

              6E(1). Any Restricted Subsidiary may consolidate with or merge into the Company or any other Restricted Subsidiary if the Company or such other Restricted Subsidiary, as the case may be, shall be the surviving corporation.

              6E(2). Any corporation or partnership other than the Company or a Restricted Subsidiary may merge into the Company or a Restricted Subsidiary or any Restricted Subsidiary may consolidate with or merge into any other corporation or partnership, if (i) (A) the Company or a Restricted Subsidiary, as the case may be, shall be the surviving corporation or partnership or (B) the surviving corporation or partnership is designated as a Restricted Subsidiary and becomes a party to the Guaranty and (ii) prior to such merger or consolidation, such other corporation or partnership had conducted its business so as to derive its revenues from the cable television business and/or telecommunications business and related activities and (iii) immediately after giving effect to such merger, no Default shall exist.

              6E(3). Any Restricted Subsidiary may consolidate with or merge into any other Person in connection with the sale of the assets of such Restricted Subsidiary to the extent permitted by paragraph 6C.

         6F.  Indebtedness.  No Restricted Subsidiary will create, incur,
              ------------
suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become liable with respect to, any Indebtedness, except the following:

              6F(1). The Credit Obligations (as such term is defined in the Restated Credit Agreement).

              6F(2). Unsecured Indebtedness for the deferred purchase price of property in aggregate principal amount not exceeding $50,000,000 at any one time outstanding and Indebtedness secured by purchase money security interests of the type specified in clause (e) of the definition of Permitted Liens.

              6F(3). Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary.

              6F(4). Indebtedness of the Restricted Subsidiaries as of the Amendment Date described in Part C of Exhibit D.
                                           ------- -

              6F(5). Indebtedness of a Restricted Subsidiary under the Guaranty.

              6F(6). Guaranties of Indebtedness of other Persons in an aggregate principal amount not to exceed $200,000,000 at any time outstanding.

              6F(7). Letters of credit issued on behalf of the Restricted Subsidiaries in an aggregate amount not to exceed $50,000,000 at any time outstanding.

         6G.  Restricted Payments and Payments in Respect of Subordinated Debt.
              ----------------------------------------------------------------

              6G(1). Neither the Company nor any of its Restricted Subsidiaries will (1) pay any dividend on, or make any distribution in respect of, any shares of any class of the Company's capital stock (except dividends or distributions payable in shares of its capital stock not constituting Indebtedness), or (2) purchase, redeem or otherwise acquire for value any shares of any class of the Company's capital stock (or any rights, warrants, or options to purchase any class of the Company's capital stock, except if such rights, warrants or options are held by an employee of the Company and such purchase, redemption or acquisition occurs in connection with the termination of such employee's employment by the Company) (any payment under (1) or (2) above being herein called a "Restricted Payment"):

              (i) if a Default shall have occurred and be continuing at the time of such proposed Restricted Payment or shall occur as a consequence thereof; or

              (ii) if the aggregate of all Restricted Payments made from June 30, 1994 through and including the date on which such Restricted Payment is made, would exceed the sum of (a) $500,000,000, plus (b) the
                                                                    ----
         excess, if any, of (x) Consolidated Operating Income from June 30,
         1994 through the Company's fiscal quarter most recently ended for which financial statements have been (or are required to have been) furnished in accordance with paragraph 5A(i) or 5A(ii), taken as a single accounting period, over (y) 120% of Consolidated Interest Expense for such period, taken as a single accounting period, plus (c)
                                                                       ----
         the aggregate net proceeds received by the Company since June 30, 1994 from the issuance or sale of any capital stock not constituting Indebtedness of the Company;

     provided, however, that until the Company has received cash or Operating
     --------  -------
     Assets having an aggregate value (after deducting underwriting discounts, if any, and other expenses of the Company specifically related to such sale) of at least $100,000,000 from the sale of capital stock after June 30, 1994, the Company shall not pay cash dividends on its capital stock outstanding as of the Amendment Date.

              6G(2). So long as immediately after giving effect thereto no Event of Default exists, the Company and its Restricted Subsidiaries may make payments of principal of and premium, if any, and interest on, and may redeem, defease or otherwise acquire for value, Subordinated Debt (including, without limitation, the Subordinated Securities).

          6H.  Liens.  Neither the Company nor any Restricted Subsidiary will
               -----
mortgage, pledge or otherwise encumber any of its property whether now owned or hereafter acquired, or permit any Lien to exist thereon, except Permitted Liens.

          6I.  Investments.  Neither the Company nor any of its Restricted
               -----------
Subsidiaries shall have outstanding or acquire or commit itself to acquire or hold any Investment except the following:

          (1) Investments in (i) negotiable certificates of deposit, time deposits, short-term obligations and bankers' acceptances issued by any Lender or any United States bank or trust company in each case having capital and surplus and undivided profits aggregating at least $100,000,000 and rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation; (ii) short-term obligations issued by corporations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation; (iii) any direct obligation of the United States of America or any agency or instrumentality thereof (a) which has a remaining maturity at the time of purchase not more than two years or (b) which is subject to a repurchase agreement with one of the Lenders, banks or trust companies referred to in clause
               (i) hereof exercisable within two years from the time of purchase; and (iv) repurchase agreements with any of the banks or trust companies referred to in clause (i) hereof; or

          (2)  Investments in Restricted Subsidiaries or in the Company; or

          (3) Investments evidenced by deposits with and advances to suppliers of goods and services in the ordinary course of business; or

          (4) Investments in any Person who is an employee of the Company or any of its Restricted Subsidiaries (other than an employee who is an Affiliate); provided, however, that the aggregate outstanding
                              -----------------
               amount of such Investments shall not at any time exceed $1,000,000; or

          (5) Investments in Affiliates (other than the Company and its Restricted Subsidiaries), including the acquisition of ownership interests in Affiliates; provided, however, that, immediately
                                        --------  -------
               after any such Investment is made no Default exists; and

               provided, further, that any transfer of assets (other than cash)
               --------  -------
               shall be permitted under this paragraph only to the extent permitted by the provisions of paragraph 6C.

          6J.  Transactions with Affiliates.  Neither the Company nor any of its
               ----------------------------
Restricted Subsidiaries shall effect any transaction with any Affiliate
(other than the Company and its Restricted Subsidiaries) on a basis less favorable to the Company or its Restricted Subsidiary in question than would be the case if such transaction had been effected with a Person that was not an Affiliate; provided, however, that the foregoing prohibition shall not extend to the following:

          (1) contracts of employment and compensation for services rendered which have been duly authorized by a disinterested majority of the Company's board of directors or of the compensation committee thereof;

          (2) any transactions otherwise permitted by paragraphs 6F and 6I of this Agreement;

          (3) the provision of goods and services to any Unrestricted Subsidiary if such goods and services are billed to such Unrestricted Subsidiary on the basis of the provider's cost therefor;

          (4) any guarantee of the obligations of any Affiliate so long as such obligations contain terms which, in all material respects, are no less favorable to such Affiliate than those terms which could, at the time, be obtained in comparable transactions;

          (5)  the provision of management services to Affiliates; or

          (6) any other transaction with an Affiliate of the Company (other than a Person owning beneficially or of record 5% or more of the Company's common stock) or any Restricted Subsidiary, if such transaction (a) is not otherwise prohibited by any other provision of this Agreement and (b) a disinterested majority of the Company's board of directors shall have determined that such transaction is in the best interests of the Company or such Restricted Subsidiary, such determination to be evidenced by a resolution of the Company's board of directors (copies of which, certified by the Secretary or an Assistant Secretary of the Company, shall be delivered promptly to each holder of the Notes at the time outstanding).

          6K(1).  Notice of Certain Redemptions of Subordinated Securities.
                  --------------------------------------------------------
Prior to making any payments of principal, premium (if any) and interest on any of the Subordinated Securities in connection with (i) Put Option Redemption Dates (as defined in the Indentures), (ii) Control Redemption Dates (as defined in the 1989 Indentures), or (iii) Preferred Event Redemption Dates (as defined in the 1992 Indentures), the Company shall give notice to each holder of the Notes of each proposed payment, together with the certificate referred to below, no later than the date specified in the applicable paragraph below:

          (a) 20 days prior to the date that the Company shall give notice of a proposed Put Option Stock Repurchase or Put Option Borrowing (each as defined in the Indentures) or request the trustee under the Indentures to give such a notice;

           (b) the later of (a) 20 days prior to the occurrence of any transaction which would constitute a Change of Control Event (as defined in the 1989 Indentures) or (b) one day after the first date that the Company knows or reasonably should have known of any such transaction or proposed transaction; or

           (c) five Banking Days (as defined in the Restated Credit Agreement) prior to an irrevocable election by the Company to make a Preferred Stock Redemption Payment (as defined in the 1992 Indentures).

     Together with the delivery of notice required by this paragraph 6K(1), the Company shall give each holder of the Notes a certificate executed by a Financial Officer either (1)(i) stating that no Default exists and that either (x) the Company has adequate available funds on hand which are dedicated to pay the Redemption Amount or (y) assuming that the Company were to incur additional Indebtedness in an amount equal to the portion of the Redemption Amount which will be financed through additional Indebtedness to be incurred by the Company and its Restricted Subsidiaries, no Default would exist after giving effect to the incurrence of such additional Indebtedness, and (ii) including calculations demonstrating compliance with paragraph 6A on a pro forma basis after giving effect to the redemption of Subordinated Debt in a principal amount equal to the Redemption Amount and, if applicable, the incurrence of such additional Indebtedness, or (2) setting forth the nature of the present Default or the Default anticipated upon payment of the Redemption Amount.

          6K(2).  Notice of Certain Cash Redemptions of 1992 Preferred Stock.
                  ----------------------------------------------------------
Prior to making any cash redemption of the 1992 Preferred Stock in connection with a 1992 Preferred Stock Redemption Event, the Company shall give notice to each holder of the Notes thereof no later than five Banking Days (as defined in the Restated Credit Agreement), prior to the Company's irrevocable election to make such a cash redemption. Together with the delivery of such notice, the Company shall give each holder of the Notes a certificate executed by a Financial Officer either (a)(i) stating that no Default exists and that either (X) the Company has adequate available funds on hand which are dedicated to satisfy such cash redemption or (Y) assuming that the Company were to incur additional Indebtedness in an amount equal to the portion of such cash redemption which will be financed through additional Indebtedness to be incurred by the Company and its Restricted Subsidiaries, no Default would exist after giving effect to the incurrence of such additional Indebtedness, and (ii) including calculations demonstrating compliance with paragraph 6A on a pro forma basis after giving effect to such cash redemption and, if applicable, the incurrence of such additional Indebtedness, or (b) setting forth the nature of the present Default or the Default anticipated upon payment of such cash redemption.

     7.   EVENTS OF DEFAULT.
          -----------------

          7A.  Acceleration.  If any of the following events shall occur for any
               ------------
reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

          (i) the Company defaults in the payment of any principal of or premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

          (ii) the Company defaults in the payment of any interest on any Note for more than 5 days after the date due; or

          (iii) the Company or any Restricted Subsidiary defaults in any payment of principal of or interest on any Indebtedness in an aggregate outstanding principal amount exceeding $25,000,000 beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such Indebtedness is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become due prior to any stated maturity; or

          (iv) any representation or warranty made by the Company herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

          (v) the Company fails to perform or observe any agreement contained in paragraph 6; or

          (vi) the Company fails to perform or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 15 days after the earlier of (a) notice thereof from the Required Holders to the Company, or (b) any of the Company's officers or directors obtains knowledge of any such failure; or

          (vii) the Company or any Restricted Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

          (viii) any decree or order for relief in respect of the Company or any Restricted Subsidiary is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "Bankruptcy Law"), of any jurisdiction; or

          (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

          (x) any such petition or application is filed, or any such proceedings are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days; or

          (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

          (xii) a final judgment in an amount in excess of $1,000,000 is rendered against the Company or any Restricted Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

          (xiii) the Company shall (a) fail to deliver to the holders of the Notes each notice required by paragraph 6K(1) or 6K(2) and the certificate described in clause (1) of paragraph 6K(1) or clause (a) of paragraph 6K(2), as the case may be, within the specified period in connection with the applicable redemption, or (b) deliver to the holders of the Notes the certificate described in clause (2) of paragraph 6K(1) or clause (b) of paragraph 6K(2);

then (a) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) if such event is any other Event of Default, the Required Holder(s) may (except as provided in paragraph 4C) at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and (in any case referred to in clauses (x), (y) and (z) below) together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, provided that the Yield-Maintenance Premium, if any, with respect to each Note shall be due and payable upon such declaration only if (x) such event is an Event of Default specified in any of clauses (i) to (vi), inclusive, of this paragraph 7A, (y) the Required Holder(s) shall have given to the Company, at least 10 Business Days before such declaration, written notice stating its or their intention so to declare the Notes to be immediately due and payable and identifying one or more such Events of Default whose occurrence on or before the date of such notice permits such declaration and (z) one or more of the Events of Default so identified shall be continuing at the time of such declaration.

          7B.  Other Remedies.  If any Event of Default or Default shall occur
               --------------
and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

     8.   REPRESENTATIONS, COVENANTS AND WARRANTIES.  The Company represents,
          -----------------------------------------
covenants and warrants:

          8A.  Organization, Qualification and Standing.  The Company is a
               ----------------------------------------
corporation duly organized and existing in good standing under the laws of the State of Delaware, each Subsidiary is duly organized and existing in good standing under the laws of the jurisdiction in which it is organized, and the Company has and each Restricted Subsidiary has the corporate or partnership, as the case may be, power to own its respective property and to carry on its respective business as now being conducted. The Company and each Restricted Subsidiary is in good standing as a foreign corporation or partnership, as the case may be, in all places where the failure to be so qualified is likely to result in any material adverse effect on the business or assets or on the condition, financial or otherwise, of the Company and its Restricted Subsidiaries taken as a whole. The Company and its Subsidiaries own the outstanding capital stock, equity, partnership interest or other beneficial interest of each Subsidiary shown as owned by them respectively, in Exhibit E,
                                                                    ------- -
in each case free of any mortgage, pledge, lien, charge, encumbrance or option, except as set forth therein, and all of such stock, equity, partnership interest or other beneficial interest is validly issued and outstanding, fully paid and nonassessable except as set forth in Exhibit E. There are no outstanding
                                     ------- -
rights, options, warrants, conversion rights or agreements for the purchase or acquisition by third parties from any of the Company's Subsidiaries of any shares of its capital stock, equity, partnership interest or other beneficial interest.

          8B.  Financial Statements.  The Company has furnished you with the
               --------------------
following financial statements, identified by a Financial Officer of the
Company: (i) a consolidated balance sheet of the Company and its Subsidiaries as at December 31 in each of the years 1992 to 1993, inclusive, and a consolidated statement of income and statement of changes in financial position of the Company and its Subsidiaries for each such year all certified by Deloitte & Touche; and (ii) a consolidated balance sheet of the Company and its Subsidiaries as at June 30 in each of the years 1994 and 1993 and a consolidated statement of income and statement of cash flows for the six-month period ended on each such date, prepared by the Company. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments), have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise, including revocation, amendment or termination, whether actual or threatened, of franchises or licenses material to the Company's or a Restricted Subsidiary's business or operations) of the Company and its Subsidiaries taken as a whole since June 30, 1994.

          8C.  Actions Pending.  There is no action, suit, investigation or
               ---------------
proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Restricted Subsidiaries, or any properties or rights of the Company or any of its Restricted Subsidiaries, by or before any court, arbitrator or administrative or governmental body which might result in any material adverse change in the business, condition or operations of the Company and its Restricted Subsidiaries taken as a whole or which seeks to enjoin the consummation of any of the transactions contemplated by this Agreement. No judgment, decree or order of any court, arbitrator or administrative or governmental body has been issued against the Company or any of its Subsidiaries which has, or might result in a material adverse change in the business, condition or operations of the Company and its Restricted Subsidiaries taken as a whole.

          8D.  Outstanding Indebtedness.  All Indebtedness of the Company and
               ------------------------
its Restricted Subsidiaries is described in Exhibit D.  There exists no default
                                            ------- -
under the provisions of any instrument evidencing such Indebtedness or of any agreement relating thereto.

          8E.  Title to Properties.  The Company and each of its Restricted
               -------------------
Subsidiaries has good and indefeasible title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at December 31, 1993 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Permitted Liens and Liens under the Pledge Agreement which, as described in paragraph 3E, will be released on the Amendment Date. All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Restricted Subsidiaries are valid and subsisting and are in full force and effect.

          8F.  Taxes.  The Company and each of its Restricted Subsidiaries has
               -----
filed all Federal, state and other income tax returns which, to the best knowledge of the Financial Officers of the Company, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

          8G.  Authorization, Conflicting Agreements and Other Matters.  The
               -------------------------------------------------------
execution, delivery and performance (i) by the Company of this Agreement and the Notes, and (ii) by each Guarantor of the Guaranty have been duly authorized by all necessary corporate action on the part of the Company and each Guarantor. Neither the Company nor any of its Restricted Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, property or assets, or financial condition. Neither the execution nor delivery of this Agreement, the Guaranty or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof, of the Guaranty and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Restricted Subsidiaries pursuant to, the charter, by-laws or partnership agreement, as the case may be, of the Company or any of its Restricted Subsidiaries, any award of any arbitrator or any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Restricted Subsidiaries is subject. Neither the Company nor any of its Restricted Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Restricted Subsidiary, any agreement relating thereto or any other contract or agreement (including its charter or partnership agreement, as the case may be) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company of the type to be evidenced by the Notes except as set forth in the agreements listed in Exhibit D attached
                                                          ------- -
hereto. Neither the Company nor any Restricted Subsidiary is in default under any provision of its charter, by-laws or partnership agreement, as the case may be, any agreement (including leases) to which it is a party or by which it is bound or any law or order, regulation, ruling or requirement of any court or public body or authority so as to affect adversely in any material manner the business, assets or condition, financial or otherwise, of the Company and its Restricted Subsidiaries on a consolidated basis. Each of this Agreement, the Notes and the Guaranty is the valid and binding obligation of the Company and each Guarantor that is a signatory thereto and is enforceable against each such Person in accordance with its terms.

          8H.  Offering of Notes.  Neither the Company nor any agent acting on
               -----------------
its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

          8I.  Regulation G, etc.  Neither the Company nor any Restricted
               -----------------
Subsidiary owns or has any present intention of acquiring any "margin stock" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). The proceeds of sale of the 1989 Notes were applied only to lawful corporate purposes of the Company. The Company will not receive any cash proceeds in connection with the exchange of the 1989 Notes for the Notes. None of the proceeds of the 1989 Notes were used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation G. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect. Neither the Company nor any Restricted Subsidiary shall acquire any margin stock.

          8J.  ERISA.  No accumulated funding deficiency (as defined in section
               -----
302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any plan (other than a multiemployer plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any plan (other than a multiemployer plan) by the Company or any of its Restricted Subsidiaries which is or would be materially adverse to the Company and its Restricted Subsidiaries taken as a whole.
Neither the Company nor any of its Restricted Subsidiaries has maintained, contributed to or participated in any multiemployer plan since 1980 nor has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any multiemployer plan which is or would be materially adverse to the Company and its Restricted Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of your representation in paragraph 9 as to the source of the funds to be used to pay the purchase price of the Notes to be purchased by you. For the purpose of this paragraph 8J, the term "Code" shall mean the Internal Revenue Code of 1986, as amended; the term "plan" shall mean an "employee pension benefit plan" (as defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code; and the term "multiemployer plan" shall mean any plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          8K.  Governmental Consent.  Neither the nature of the Company or of
               --------------------
any Restricted Subsidiary, nor any of their respective businesses or properties, nor any relationship between the Company or any Restricted Subsidiary and any other Person is, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes was such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or the Guaranty, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes or the Guaranty.

          8L.  Disclosure.  Neither this Agreement nor any other document,
               ----------
certificate or statement furnished to you by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Restricted Subsidiaries which materially adversely affects or in the future may (so far as the Company can now foresee) materially adversely affect the business, property or assets, or financial condition of the Company or any of its Restricted Subsidiaries and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to you by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

          8M.  Restated Credit Agreement.  The Company has delivered to you
               -------------------------
prior to the date hereof a true, correct and complete copy of the Restated Credit Agreement, including all amendments and waivers of any provision thereof. Contemporaneously with the satisfaction of the conditions set forth in paragraph 3, the Company will satisfy the conditions to making initial loans under the Restated Credit Agreement as set forth in Section 5.1 thereof (other than the condition set forth in Section 5.1.2). The Company hereby restates and confirms to you as of the date hereof its representations and warranties set forth in
Section 8 of the Restated Credit Agreement.

     9.   REPRESENTATIONS OF THE PURCHASER.  You represent, and in making the
          --------------------------------
exchange of the Notes for the 1989 Notes to you it is specifically understood and agreed, that you are not acquiring the Notes to be purchased by you hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of your property shall at all times be and remain within your control. You also represent that no part of the funds used by you to pay the purchase price of the 1989 Notes constituted assets allocated to any separate account maintained by you. For the purpose of this paragraph 9, the term "separate account" shall have the meaning specified in section 3 of ERISA.

     10.  DEFINITIONS.  For the purpose of this Agreement, the terms defined in
          -----------
paragraphs 1 and 2 shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

          10A. Yield-Maintenance Terms.
               -----------------------

     "Business Day" shall mean any day other than a Saturday, a Sunday or a day
      ------------
on which commercial banks in New York City are required or authorized to be closed.

     "Called Principal" shall mean, with respect to any Note, the principal of
      ----------------
such Note that is to be prepaid pursuant to paragraph 4D (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Discounted Value" shall mean, with respect to the Called Principal of any
      ----------------
Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to the Reinvestment Yield with respect to such Called Principal.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of
      ------------------
any Note, the yield to maturity implied by the sum of (A) (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, (ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date and (B) in the event that the Settlement Date is on or before September 20, 1994, 0.25%. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

     "Remaining Average Life" shall mean, with respect to the Called Principal
      ----------------------
of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called
      ----------------------------
Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

     "Settlement Date" shall mean, with respect to the Called Principal of any
      ---------------
Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4D or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

     "Yield-Maintenance Premium" shall mean, with respect to any Note, a premium
      -------------------------
equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

          10B. Other Terms.
               -----------

     "Affiliate" shall mean any Person directly or indirectly controlling,
      ---------
controlled by, or under direct or indirect common control with, the Company, except a Subsidiary. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

     "Amendment Date" shall mean the date on which this Amended and Restated
      --------------
Note Agreement dated as of October 17, 1994 between the Company and the Noteholder becomes effective.

     "Bankruptcy Law" shall have the meaning specified in clause (viii) of
      --------------
paragraph 7A.

     "Capitalized Lease" shall mean any lease which is or should be capitalized
      -----------------
on the balance sheet of the lessee in accordance with generally accepted accounting principles and Statement Nos. 13 and 98 of the Financial Accounting Standards Board.

     "Consolidated Interest Expense" means, for any period, the aggregate amount
      -----------------------------
of interest (including cash payments in the nature of interest under Capitalized Leases, interest rate protection agreements and Redeemable Preferred Stock) required to be accrued or paid in cash by the Company and its Restricted Subsidiaries on all Indebtedness, including all Indebtedness evidenced by the Notes, whether such interest was or is to be reflected as an item of expense or capitalized.

     "Consolidated Operating Cash Flow" means, for any period, the total of (a)
      --------------------------------
Consolidated Operating Income minus (b) taxes based upon or measured by net
                              -----
income
that are actually paid in cash during such period in respect of the continuing, ordinary operations of the Company and its Restricted Subsidiaries (but not in any event including cash taxes paid in respect of extraordinary gains).

     "Consolidated Operating Income" means, for any period, the operating income
      -----------------------------
(or loss) before depreciation, amortization, non-cash regulatory reserves and non-operating expenses such as non-cash restricted stock purchase program expenses, other non-cash expenses, interest and income taxes, but including all operating income (or loss) on account of management fees, of the Company and its Restricted Subsidiaries for such period, determined in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items, excluding any extraordinary or nonrecurring items and the write-up of any asset.

     For purposes of calculating Consolidated Operating Income, income (or loss) of the Company's Unrestricted Subsidiaries will be reflected in Consolidated Operating Income only to the extent that the Company and its Restricted Subsidiaries actually receive dividends or similar payments from the Company's Unrestricted Subsidiaries.

     For purposes of calculating Consolidated Operating Income, operating income (or loss) of the Company and its Restricted Subsidiaries for the most recently completed fiscal periods shall include the operating income (or loss) of any Restricted Subsidiary designated or acquired after the commencement of such fiscal periods (including Operating Assets acquired by the Company or a Restricted Subsidiary). If Consolidated Operating Income includes the operating income (or loss) of any Restricted Subsidiary or Operating Assets for any fiscal period prior to its acquisition by the Company or a Restricted Subsidiary and if, in the opinion of the Company, the actual financial statements of such newly acquired Restricted Subsidiary or Operating Assets for such period are unavailable or inaccurate, then (a) such operating income (or loss) may be determined from pro forma financial statements of such newly acquired Restricted Subsidiary or Operating Assets for such period in a form approved in writing by the Required Holders, and (b) the Company shall furnish the Significant Holders with each quarterly calculation under paragraph 5A(i) or 5A(ii) such financial information relating to such Restricted Subsidiary or Operating Assets for such prior period as any Significant Holder may reasonably request.

     "Consolidated Total Debt" means, at any date as of which the amount thereof
      -----------------------
shall be determined, the total of (a) all Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis, including all guarantees by the Company or any of its Restricted Subsidiaries in respect of Indebtedness of others, minus (b) cash and Investments permitted by clause (1) of paragraph 6I
        -----
of this Agreement then owned by the Company and its Restricted Subsidiaries.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      ------
amended.

     "Event of Default" shall mean any of the events specified in paragraph 7A,
      ----------------
provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

     "Excluded Notes" shall mean any outstanding Notes transferred to any Person
      --------------
other than a direct or indirect subsidiary or affiliate of The Prudential Insurance Company of America, unless prior to the transfer of such Note the following shall have occurred:

          (1) The holder of such Note shall have given written notice (the "Offer Notice") to the Company that it has received a bona fide offer to purchase such Note, which notice shall state the purchase price and other material terms of such offer.

          (2) The Company has either (a) by written notice (the "Acceptance Notice") given to the holder of the Note no later than 10 days after the Offer Notice, elected to purchase the Note from the holder at the price and on the other terms specified in such Offer Notice, and the Company has purchased the Note on such terms within 5 days after the Acceptance Notice; or (b) the Company has not delivered an Acceptance Notice within 10 days of the Offer Notice and the holder of the Note has then sold the Note at a price not less than the price and on substantially the terms specified in the Offer Notice.

     "Financial Officer" of the Company (or other specified Person) shall mean
      -----------------
its chairman of the board of directors, vice chairman of the board of directors, chief executive officer, chief operating officer, president, chief financial officer, treasurer, assistant treasurer or any of its vice presidents whose primary responsibility is for its financial affairs.

     "Guarantors" shall mean each Restricted Subsidiary which is or subsequent
      ----------
to the date hereof becomes a party to the Guaranty; provided, however, that in no event will the term Guarantor include any Restricted Subsidiary which has been released as a Guarantor in accordance with paragraph 6D.

     "Guaranty" shall mean the Guaranty of the Guarantors of even date herewith
      --------
in the form of Exhibit C hereto as supplemented and amended from time to time.
               ------- -


     "Indebtedness" shall mean all obligations, contingent or otherwise, which
      ------------
in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities in respect of borrowed money, notes or similar instruments, Capitalized Leases, the deferred purchase price of property or Redeemable Preferred Stock, and all guarantees, endorsements and other contingent obligations in respect of Indebtedness of others.

     "Indentures" shall mean (a) the 1989 Indentures and (b) the 1992
      ----------
Indentures.

     "Investment" shall mean (i) any share of capital stock, evidence of
      ----------
Indebtedness or other security issued by any other Person, (ii) any loan, advance, extension of credit to, or contribution to the capital of, any other Person, (iii) the acquisition of the stock or assets of a business or (iv) any other investment; provided, however, that the term "Investment" shall not
                  --------  -------
include (a) fixed assets or inventory acquired in the ordinary course of business and payable in accordance with customary trade terms, (b) advances to employees for travel expenses, drawing accounts and similar expenditures, (c) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to the Company or any of its Subsidiaries or as security for any such Indebtedness or claim, (d) any investment or purchase made through the issuance of common stock of the payor, or (e) demand deposits in banks or trust companies. The amount of an Investment outstanding at any time shall be determined in accordance with generally accepted accounting principles; provided, however, that no Investment shall be
                                --------  -------
increased as a result of an increase in the undistributed retained earnings of the Person in whom an Investment was made or decreased as a result of an equity in the losses of any such Person.

     "Investment Subsidiaries" shall mean Continental Cablevision Asset
      -----------------------
Management Corporation, a Massachusetts corporation, and such other Unrestricted Subsidiaries that the Company hereafter from time to time designates to each Significant Holder as Investment Subsidiaries.

     "Lender" shall mean each of the Persons listed in Exhibit 12.1 to the
      ------
Restated Credit Agreement and any other bank or institution which becomes party to the Restated Credit Agreement as a lender, and their respective successors.

     "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
      ----
lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction).

     "1992 Credit Agreement" shall have the meaning specified in paragraph 3J.
      ---------------------

     "1989 Indentures" shall mean the Indentures between the Company and The
      ---------------
Connecticut National Bank, as successor trustee, dated as of November 1, 1989, relating to the 1989 Subordinated Debentures.

     "1992 Indentures" shall mean the Indentures between the Company and Morgan
      ---------------
Guaranty Trust Company of New York, relating to the 1992 Senior Subordinated Securities.

     "1992 Preferred Stock" shall mean the Series A Participating Convertible
      --------------------
Preferred Stock, $.01 par value per share, of the Company in the form that it exists on the Amendment Date.

     "1992 Senior Subordinated Securities" shall mean the Company's Senior
      -----------------------------------
Subordinated Notes, due 2002, and/or Senior Subordinated Debentures, due 2007, issued in the aggregate principal amount of $400,000,000, in accordance with the 1992 Indentures.

     "1989 Subordinated Debentures" shall mean the Company's Senior Subordinated
      ----------------------------
Debentures and Senior Subordinated Floating Rate Debentures, each due 2004, issued in the aggregate principal amounts of $350,000,000 and $100,000,000 respectively, in accordance with the 1989 Indentures.

     "Non-Excluded Holders" shall mean the holder or holders of at least 66-2/3%
      --------------------
of the aggregate principal amount of the Notes from time to time outstanding, excluding the principal amount of any Excluded Notes.

     "Officer's Certificate" shall mean a certificate signed in the name of the
      ---------------------
Company or any Guarantor by a Financial Officer of such Person.

     "Operating Assets" means (a) a group of tangible and intangible assets used
      ----------------
by a Person to provide cable television or telecommunications services or to conduct any related activities, or (b) all of the outstanding capital stock of, or other equity interests in, a Person engaged in the provision of cable television or telecommunications services or conducting any related activities;

provided, however, that the assets, capital stock or other equity interests of a
- --------  -------
Person acquired by the Company or a Restricted Subsidiary shall constitute Operating Assets only to the extent such assets are held by, or such Person is designated as, a Restricted Subsidiary after consummation of such acquisition.

     "Permitted Liens" shall mean:
      ---------------

          (a) Liens for taxes, assessments or governmental charges or claims the payment of which is being contested in good faith by appropriate proceedings and with respect to which the Company shall have created adequate reserves on its books.

          (b) Liens of mechanics, carriers, warehousemen or materialmen arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith.

          (c) Liens, other than Liens created by section 4068 of ERISA, resulting from deposits or pledges made in the ordinary course of business to secure payment of workers' compensation, unemployment insurance, old age pension or other social security, or in connection with or to secure the performance of bids, tenders or contracts made in the ordinary course of business, or to secure statutory obligations or surety, performance or appeal bonds.

          (d) Liens in respect of judgments or awards the payment of which is being contested in good faith by appropriate proceedings and with respect to which the Company shall have created adequate reserves on its books.

          (e) Purchase money security interests (including mortgages, any conditional sale or other title retention agreement and any Capitalized Lease);

provided, however, that the principal amount of Indebtedness secured by each
- --------  -------
such security interest in each such item (or group of items) of property shall not exceed the cost of the item (or group of items) subject thereto and each such security interest shall attach only to the particular item (or group of items) so acquired and any additional or accessions thereto.

          (f) Encumbrances in respect of easements, rights of way, zoning restrictions, restrictions on the use of real property and minor defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Company or any of its Restricted Subsidiaries is a party and other similar encumbrances, none of which in the reasonable opinion of the Company interferes with the use of the property by the Company or such Restricted Subsidiary in the ordinary conduct of its business.

          (g) Liens of utilities and other Persons pursuant to pole agreements, and restrictions on the transfer of rights under Franchises or pole agreements, and any encumbrances created in favor of franchising authorities and subscribers by provisions of Franchises on cable television plant and equipment located in the areas covered thereby. For the purposes of this clause (g), the term "Franchises" shall have the meaning ascribed to it in the Restated Credit Agreement.

          (h) Pledges of Investments in Unrestricted Subsidiaries securing contractual obligations, including, without limitation, Indebtedness, of such Unrestricted Subsidiaries.

          (i) Leases or subleases granted to others in the ordinary course of business and not materially interfering with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

     "Person" shall mean a corporation, association, partnership, joint venture,
      ------
company, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

     "Pro Forma Interest Payments" shall mean, for any period, the sum of (a)
      ---------------------------
the aggregate amount of interest (including payments in the nature of interest under Capitalized Leases and interest rate protection agreements) required to be accrued or paid in cash by the Company and its Restricted Subsidiaries during the period in question on all Indebtedness, including all Indebtedness evidenced by the Notes, whether such interest was or is to be reflected as an item of expense or capitalized, and (b) the aggregate amount of dividends on capital stock of the Company required to be paid in cash by the Company during the period in question. For purposes of computing projected interest for any period under the preceding sentence, (i) the amount of Indebtedness or capital stock outstanding on the first day of such period shall be assumed to remain outstanding during the entire period except to the extent that such Indebtedness or capital stock is subject to a mandatory prepayment of principal or a mandatory redemption of capital stock, as the case may be, during such period,
(ii) if the Company and the Restricted Subsidiaries have committed to incur additional Indebtedness or issue additional capital stock during such period, interest or cash dividends on such additional Indebtedness or capital stock, as the case may be, shall be taken into account from and after the date on which such Person is committed to incur it, (iii) where interest varies with or depends on a floating rate, the rate in effect on the first day of such period will be assumed to be in effect and remain constant during the entire period for which interest is being computed, (iv) where interest is fixed for a portion of such period, the floating rate that would otherwise have been applicable on the first day of such period will be assumed to be in effect and remain constant during the balance of such period after the fixed rate terminates, and (v) where interest is subject to an interest rate exchange agreement, the effective interest cost to the Company and its Restricted Subsidiaries shall be deemed to be the interest rate.

     "Qualifying Reinvestment" means, with respect to any sale, disposition or
      -----------------------
exchange of assets permitted by paragraph 6C(3) or 6C(4), the acquisition by the Company or a Restricted Subsidiary of Operating Assets which satisfies one of the following conditions: (a) such acquisition occurs within 90 days prior to such asset sale, disposition or exchange or (b)(i) within 180 days after such asset sale, disposition or exchange the Company or a Restricted Subsidiary has executed and delivered a binding agreement pursuant to which the Company or a Restricted Subsidiary is committed to acquire Operating Assets and (ii) within 180 days after the execution and delivery of such agreement, the Company or a Restricted Subsidiary actually acquires such Operating Assets.

     "Redeemable Preferred Stock" means preferred stock with redemption
      --------------------------
obligations that (a) are either (i) fixed or (ii) at the option of the holder, and (b) may be satisfied only by the payment of cash, Indebtedness or property other than capital stock of the issuer (unless such capital stock constitutes Redeemable Preferred Stock). By way of illustration, the 1992 Preferred Stock does not constitute Redeemable Preferred Stock.

     "Redemption Amount" shall mean (i) in the case of one of the events
      -----------------
described in subparagraph (a) of paragraph 6K(1), the aggregate redemption price (as determined in accordance with the Indentures) of all of the then outstanding Subordinated Securities, (ii) in the case of one of the events described in subparagraph (b) of paragraph 6K(1), the aggregate redemption price (as determined in accordance with the 1989 Indentures) of all the then outstanding 1989 Subordinated Debentures, or (iii) in the case of one of the events described in subparagraph (c) of paragraph 6K(1), the aggregate redemption price (as determined in accordance with the 1992 Indentures) of the maximum aggregate principal amount of 1992 Senior Subordinated Securities which the Company might be required to redeem subsequent to the delivery of the irrevocable election described in subparagraph (c) of paragraph 6K(1).

     "Required Holder(s)" shall mean the holder or holders of at least 66-2/3%
      ------------------
of the aggregate principal amount of the Notes from time to time outstanding.

     "Restated Credit Agreement" shall mean the Amended and Restated Credit
      -------------------------
Agreement among the Company, certain of its Subsidiaries, The First National Bank of Boston, both in its capacity as Administrative Agent and Managing Agent and as lender, and the other lenders party thereto dated as of October 1, 1994, and as further amended or restated from time to time.

     "Restricted Subsidiary" shall mean (i) any Subsidiary designated as a
      ---------------------
Restricted Subsidiary in Exhibit E as in effect on the Amendment Date, and (ii)
                         ------- -
any Subsidiary hereafter designated by a Financial Officer of the Company certifying that such Subsidiary is a Person (a) 80% of (I) the voting stock or
(II) the equity, partnership or other beneficial interests of which is owned by the Company or its Restricted Subsidiaries, (b) which is organized under the laws of the United States of America or any state thereof or the District of Columbia and has substantially all of its properties and assets located within the United States of America, (c) which conducts its business so as to derive its revenue from the cable television or telecommunications business and related activities, and (d) immediately after such Person becomes a Restricted Subsidiary, no Default exists; provided, however, that in no event shall the
                               --------  -------
term "Restricted Subsidiary" include a Subsidiary released in accordance with paragraph 6D. No Restricted Subsidiary may subsequently become an Unrestricted Subsidiary, except in accordance with paragraph 6D.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Significant Holder" shall mean (i) you, so long as you shall hold any
      ------------------
Note, or (ii) any other holder of at least 10% of the aggregate principal amount of the Notes from time to time outstanding, provided that such holder either is a registered holder of such amount of Notes according to the register of Notes maintained by the Company pursuant to paragraph 11D or is the holder of such amount of Notes pursuant to a transfer of Notes, which Notes have been duly submitted to the Company for registration of transfer pursuant to paragraph 11D.

     "Subordinated Debentures" or "Subordinated Securities" shall mean (i) the
      -----------------------      -----------------------
1989 Subordinated Debentures and (ii) the 1992 Senior Subordinated Securities.

     "Subordinated Debt" or "subordinated debt" shall mean (i) the Subordinated
      -----------------      ------------ ----
Securities and (ii) Indebtedness (including redeemable preferred stock that constitutes Indebtedness) subordinated to the obligations of the Company and the Guarantors hereunder and under the Notes on terms and conditions approved in writing by the Required Holders (except that such approval shall not be required if such Indebtedness is subordinated to the Notes and to the Credit Obligations (as defined in the Restated Credit Agreement) on identical terms and either (a) has subordination terms approved under Section 7.7.7 of the Restated Credit Agreement or (b) is Indebtedness as to which the Managing Agents under the Restated Credit Agreement have made the reasonable determination described in
Section 7.7.9(c) of the Restated Credit Agreement).

     "Subsidiary" shall mean any Person of which the Company (or other specified
      ----------
parent) now or hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of (i) the outstanding voting stock or (ii) the equity, partnership or other beneficial interest.

     "Substantial Assets" shall mean assets of the Company or its Subsidiaries
      ------------------
(i) which in the aggregate represent 20% or more of the consolidated assets of the Company and its Subsidiaries (determined in accordance with generally accepted accounting principles) or (ii) which in the aggregate shall have contributed 20% or more of the Consolidated Operating Income of the Company and its Subsidiaries for any of the three fiscal years then most recently ended.

     "Transferee" shall mean any direct or indirect transferee of all or any
      ----------
part of any Note purchased by you under this Agreement.

     "Unrestricted Subsidiary" shall mean any Subsidiary of the Company (or
      -----------------------
other designated Person) other than a Restricted Subsidiary.

     11.  MISCELLANEOUS.
          -------------

          11A. Note Payments.  The Company agrees that, so long as you shall
               -------------
hold any Note, it will make payments of principal thereof and premium, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to your account or accounts as specified in the Purchaser Schedule attached hereto, or such other account or accounts in the United States as you may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. You agree that, before disposing of any Note, you will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A. Any payment on account of principal of or premium, if any, or interest on any Note which is due on a date which is a Saturday, a Sunday or a bank holiday in New York, New York shall be paid on the next succeeding day which is not a Saturday, a Sunday or a bank holiday in New York, New York, and the amount of interest included in any such payment shall be computed to the date on which such payment is actually made.

          11B. Expenses.  The Company agrees, whether or not the transactions
               --------
contemplated hereby shall be consummated, to pay, and save you and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the reasonable fees and expenses of any special counsel engaged by you or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including reasonable attorneys' fees, incurred by you or any Transferee in enforcing any rights under this Agreement, the Guaranty or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement, the Guaranty or the transactions contemplated hereby or by reason of your or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by you or any Transferee and the payment of any Note.

          11C. Consent to Amendments.  This Agreement may be amended, and the
               ---------------------
Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) except that (i) any provision of paragraph 6 may be amended, and the Company may take any action therein prohibited, if the Company shall obtain the written consent to such amendment or action of the Non-Excluded Holders and (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          11D. Form, Registration, Transfer and Exchange of Notes; Lost Notes.
               --------------------------------------------------------------
The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

          11E. Persons Deemed Owners; Participations.  Prior to due presentment
               -------------------------------------
for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

          11F. Survival of Representations and Warranties; Entire Agreement.
               ------------------------------------------------------------
All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of you or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof, including the 1989 Note Agreement.

          11G. Successors and Assigns.  All covenants and other agreements in
               ----------------------
this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

          11H. Disclosure to Other Persons.  The Company acknowledges that the
               ---------------------------
holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any federal or state regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party or (d) in order to protect such holder's investment in such Note; provided, in the case of Persons described in clauses (iii) or (iv), that prior to disclosing any such information, the holder of a Note shall first have obtained the written agreement of such Person to maintain the confidentiality of such information on terms generally comparable to this paragraph 11H.

          11I. Notices.  All written communications provided for hereunder shall
               -------
be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to you, addressed to you at the address specified for such communications in the Purchaser Schedule attached hereto, or at such other address as you shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Company in writing or, if any such other holder shall not have so specified an address to the Company, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to the Company, addressed to it at The Pilot House, Lewis Wharf, Boston, Massachusetts 02110,
Attention: Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing; provided, however, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

          11J. Descriptive Headings.  The descriptive headings of the several
               --------------------
paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          11K. Satisfaction Requirement.  If any agreement, certificate or other
               ------------------------
writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to you or to the Required Holders, the determination of such satisfaction shall be made by you or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

          11L. Governing Law.  This Agreement shall be construed and enforced in
               -------------
accordance with, and the rights of the parties shall be governed by, the law of the Commonwealth of Massachusetts.

          11M. Counterparts.  This Agreement may be executed simultaneously in
               ------------
two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement between you and the Company.

                                       Very truly yours,

                                       CONTINENTAL CABLEVISION, INC.



                                       By: /s/ P. Eric Krauss
                                           --------------------------------
                                           Name:  P. Eric Krauss
                                           Title:  Treasurer



The foregoing Agreement is
hereby accepted as of the
date first above written.

THE PRUDENTIAL INSURANCE
    COMPANY OF AMERICA

By: PruCapital Management, Inc.,
    Agent



By: /s/
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    Title:

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